Registration No. 333-192470
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment #2
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Embarr Downs, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	205 Ave. Del Mar #984 San Clemente, CA 92674	46-3403755
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

EMBARR DOWNS 2013 STOCK OPTION/STOCK ISSUANCE PLAN
(Full Title of the Plan)

Joseph Wade
Chief Executive Office
205 Ave. Del Mar #984
San Clemente, CA 92674
(Name and Address of Agent For Service)

(949) 461-1471
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	7,750,000	$0.021	$162,750	$20.97(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits effected without receipt of consideration.

(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee.

(3)	Previously paid on November 21, 2013.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Embarr Downs, Inc., a Nevada corporation (the “Registrant” or the “Company”), relating to the shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), to be offered pursuant to the Company's 2013 Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2013 Stock Incentive Plan as specified by Rule 428 (b) (1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.

Item 2. Registrant Information and Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10 (a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428 (b) or additional information about the 2013 Stock Incentive Plan are available without charge by contacting:

Embarr Downs, Inc.
Attn: Plan Coordinator
205 Ave. Del Mar #984
San Clemente, CA 92674

REOFFER PROSPECTUS

Embarr Downs, Inc.

7,750,000 Shares of Common Stock

This reoffer prospectus relates to the sale of up to 7,750,000 shares of our Class A common stock, $.0001 par value per share (“Common Stock”), that may be offered and resold from time to time by existing selling stockholders identified in this prospectus (the “Selling Stockholders”) for their own account issuable pursuant to our 2013 Stock Incentive Plan (the “Plan”). It is anticipated that the Selling Stockholders will offer the Common Stock for sale at prevailing prices on the in the over-the-counter market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

The shares of Common Stock will be issued pursuant to options or other awards granted under the Plan. This reoffer prospectus has been prepared for the purposes of registering the Common Stock under the Securities Act of 1933, as amended, to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our common stock is quoted OTC QB the under the symbol “EMBR”. The closing sale price for our common stock on November 20, 2013 was $0.021per share which is the date the S-8 was originally filed.

Investing in our common stock involves risks. See “Risk Factors” of this reoffer prospectus. These are speculative securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 24, 2013.

Embarr Downs, Inc.

TABLE OF CONTENTS
Page

Prospectus Summary
Risk Factors
Cautionary Note Regarding Forward-Looking Statements
Determination of Offering Price
Use of Proceeds
Selling Stockholders
Plan of Distribution
Legal Matters
Experts
Incorporation of Certain Documents by Reference
Disclosure of Commission Position on Indemnification For Securities Act Liabilities
Additional Information Available to You

You should rely only on the information contained or incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any other person. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the company since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The Offering

By this prospectus, the Selling Stockholders are offering up to 7,750,000 shares of our Class A common stock, which are issuable pursuant to the Plan. The Selling Stockholders are not required to sell their shares of Class A common stock, and any sales of Class A common stock by the Selling Stockholders are entirely at the discretion of the Selling Stockholders. We will receive no proceeds from the sale of the shares of Common Stock in this offering.

Securities offered by Selling Stockholders
This prospectus relates to the sale by the Selling Stockholders of up to 7,750,000 shares of Common Stock, no par value per share, issued or issuable to the Selling Stockholders in connection with their exercise of options or receipt of other awards under the Plan.

Offering price	Market price or privately negotiated prices.

Common stock outstanding before the offering	45,078,284 shares of common stock

Common stock to be outstanding after the offering	45,078,284 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

Stock Symbol	EMBR

Risk Factors
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” of this prospectus before deciding whether or not to invest in our Common Stock.

Item 1A.    Risk Factors

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this registration statement. The statements contained in or incorporated into this registration statement. that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

The Company's auditors have issued a going concern opinion that the Company's may not be able to continue without raising additional capital therefore needs to raise additional capital to continue its operations and to implement its growth plan.

Our auditors and management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company needs to raise additional capital to continue its operations and to implement its plan of operations. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. Other than our verbal agreements with our Officer and Directors for a possible $40,000 in capital, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.  The Company has entered into a term sheet for a $200,000 line of credit from SC Capital which will allow the Company to begin acquiring thoroughbreds once the Company finalized the terms of the line of credit.  However, the Company will need an additional $1,600,000 to acquire additional thoroughbreds for its claiming division and allowance/stakes divisions.

Most racehorse ownership is not profitable will materially and adversely affect our business, financial condition and results of operations.

The business of training and racing thoroughbred racehorses is a high-risk venture and most racehorse ownership is not profitable. In particular, studies in the U.S. market have concluded that financial returns from owning racehorses are negative in the aggregate. These studies also suggest that investors pay, in effect, two premiums (which can be thought of as amounts in excess of the amount an investor would ordinarily be expected to pay on the basis of the discounted cash flow anticipated from another investment of similar risk) when investing in racehorses: a premium to enter the sport and, for higher priced horses, a premium related to the purchase of a potential champion. There is no assurance that any of our horses will generate positive returns or that we will not lose a portion or all of the capital we invest in them and that investors will not lose a portion or all of the capital they invest. Among other things, thoroughbreds are subject to injury and disease which can result in forced retirement from racing or, at the extreme, natural death or euthanasia of the animal. Even if a thoroughbred has an excellent bloodline, there is no assurance that the racing performance of the thoroughbred will conform to the bloodline. There can be no assurance that the value of our horses will not decrease in the future or that we will not incur losses on the racing careers or sale or other disposition of any or all of our horses. Any such circumstance will materially and adversely affect our business, financial condition and results of operations.

We do not anticipate having a predictable stream of revenue from operations, and the variability of our revenues may result in cash shortfalls, which would in turn have a material adverse effect on us.

We cannot predict with any certainty the future performance of any of our horses in any given race or the value that will be realized upon the sale of any of our horses. If we are unable to achieve a sufficient level of racing revenues during our operating period, or if our operating expenses are significantly higher than we expect, we may experience cash shortfalls. If we experience a cash shortfall, we may be forced to cease operations. We have no commitments for future debt or equity financing and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

The popularity of horse racing has declined which may impact our ability to generate revenues and profits from our horses and the value of our horses may also decline, which could have a material and adverse effect on our business, financial condition and results of operations.

There has been a general decline in the number of people attending and wagering on live horse races at North American racetracks, including because of increased competition from other wagering and entertainment alternatives such as spectator sports and other gaming options, and the unwillingness of customers to travel a significant distance to racetracks. Competitive gaming activities include traditional and Native American casinos, video lottery terminals, state-sponsored lotteries and other forms of legalized and non-legalized gaming in the U.S. and other jurisdictions, and we expect the number of competitors to increase. Over the past twenty years, live attendance at horse racetracks in the U.S. and Canada has declined substantially. The total number of races declined from 81,279 in 1990 to 52,771 in 2010. Pari-mutuel wagering on thoroughbred horseracing has declined from a peak of $15.7 billion in 2003 to $11.9 billion in 2010. U.S. and Canadian purses, which represent the amount of available winnings in United States and Canadian thoroughbred horse races (including monies not won and returned to state breeder and other funds), declined by about 4.8% over the same period. The number of race days has also declined significantly. Since 1999, more than 25% of races, excluding major racing events such as the Kentucky Derby, the Belmont Stakes, the Preakness Stakes and the Breeder’s Cup and other racing events held on the same day, have been inadequately funded, meaning that the live handle contribution from all sources to the tracks and purse account was less than the purse paid out to horsemen.  Lower interest in horse racing and a continued decline in racetrack attendance could materially and adversely affect our business, financial condition and results of operations because the number and amount of purses may decline. If the opportunity to generate revenues and profits from thoroughbred ownership declines, the value of our horses may also decline, which could have a material and adverse effect on our business, financial condition and results of operations.

Our horses are subject to impairment testing and potential periodic impairment charges could materially and adversely affect the price of our Common Stock.

We intend to test our horse assets for impairment on a semi-annual basis and more frequently if there is objective evidence of impairment. The value of one or more our horses may become impaired for a variety of reasons, including death, injury or racing losses or lack of training progress. The events and conditions leading to the recording of an impairment charge could have a material and adverse effect on our business, financial condition and results of operations. The recognition of an impairment charge could materially and adversely affect the trading price of our common stock.

Racehorses are prone to injury which may materially and adversely affect our business, financial condition and results of operations.

Racehorses can be susceptible to leg or other injuries, which can adversely affect, shorten or end their ability to race or otherwise adversely affect them. No assurance can be given that our horses will not sustain any injury during stabling, training, racing or transport to and from various racetracks, irrespective of the level of precaution taken. Any injuries that our horses sustain could reduce the racing opportunities available for such horses, the value of such horses and the net proceeds received upon their sale or liquidation and may materially and adversely affect our business, financial condition and results of operations.

The Company currently owns one horse which materially and adversely affect our business, financial condition and results of operations.

The Company currently owns one horse and is dependent on raising capital to acquire additional horses.  If the Company cannot sufficient capital to acquire additional horses it will reduce the opportunity to generate racing revenues and may materially and adversely affect our business, financial condition and results of operations.

Bad weather may adversely affect our business, financial condition and results of operations.

Racetracks operate outdoors and weather conditions surrounding these events may materially and adversely affect our business, financial condition and results of operations, particularly because poor weather may injure a horse or cause us to remove a particular horse from a particular race. Due to weather conditions, racetracks may be required to move a race event to the next live racing day, move the race from a turf track to a dirt track (which could cause us to withdraw a horse from a race in which the type of surface selected no longer suited its running style) or cancel races altogether. These changes would increase our costs and could materially and adversely affect our business, financial condition and results of operations. Poor weather could affect successive events in future periods.

Racetrack attendance can be sensitive to reductions in consumers’ discretionary spending, which may result from economic conditions, unemployment levels and other changes we cannot accurately predict and for which we cannot implement mitigating business strategies.

Demand for particular entertainment and leisure activities can be sensitive to consumers’ disposable incomes, which may be materially and adversely affected by recent economic conditions and the persistence of elevated levels of unemployment. Horseracing and related activities may be similar to other leisure activities in that they represent discretionary expenditures likely to decline during economic downturns. In some cases, the perception of an impending economic downturn or the continuation of a recessionary climate can be enough to discourage consumers from spending on entertainment or leisure activities. Further declines in the residential real estate market, higher energy and transportation costs, changes in consumer confidence, increases in individual tax rates, and other factors that we cannot accurately predict may reduce disposable income of racetrack customers. This could result in fewer patrons visiting racetracks, gaming and wagering facilities and online wagering sites, and may impact these customers’ ability to wager with the same frequency and maintain their wagering level profiles. Reduced wagering levels and profitability at racetracks could cause certain racetracks to reduce purse sizes, cancel races or cease operations and therefore reduce the opportunity to generate revenues and profits from our horses and cause the value of our horses to decline. Accordingly, these factors could have a material and adverse impact on our business, financial condition and results of operations.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. The Company's officer has verbally agreed to lend the Company up to $40,000 for its operating expenses, however, there is no guarantee that we will receive the funds from our officers and directors since there is no legal commitment or obligation.  There are no other current agreements or understandings with regard to the form, time or amount of any financing and there is no assurance that any financing can be obtained or that the Company can continue as a going concern. The Company expects it will need to raise the following amounts:  $600,000 to fully implement its claiming division; $1,000,000 to fully implement its allowance/claiming division; and $2,000,000 to fully implement its breeding division.

The Company has limited revenue and limited operating history which make it difficult to evaluate the Company which could restrict your ability to sell your shares.

The Company has only a limited operating history and limited revenues. Activities to date have been limited to researching thoroughbreds to claim, organizational efforts and obtaining initial financing. The Company must be considered in the developmental stage. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Mr. Wade. A loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors. The Company currently has not entered into any employment agreements with our officers or key personal.  The Company expects to enter into employment agreements in April 2014.

The Company's dividend policy may restrict growth and lead to dilution.

The Company has not paid dividends on its Common Stock in the past.  The Company intends to begin to pay dividends.  The Company has decided to distribute at least 20% of its net purse winnings that the Company’s thoroughbreds generate.  As a result, the Company will be restricted in its growth potential.  In order to grow, the Company will need to raise additional capital which may cause dilution among the Company’s shareholders.  However, our ability to pay dividends is subject to limitations imposed by Nevada law. Pursuant to Nevada Revised Statute 78.288, dividends may be paid to the extent that a corporation’s assets exceed it liabilities and it is able to pay its debts as they become due in the usual course of business.

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

There can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares will be subject to the “penny stock” rules which might  subject you to restrictions on marketability and you may not be able to sell your shares.

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company's securities are subject to the penny stock rules, therefore investors may find it more difficult to sell their securities.

The management and current shareholders of the Company own 62% of the issued and outstanding Common Stock and have 89% of the total voting power thereby acting together they have the ability to choose management or impact operations.

Management and current shareholders own 62% of the outstanding Class Common Stock and have voting power of 89% of our issued and outstanding Common Stock. Consequently, management and current shareholders have the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

Election of the Board of Directors;

-	Removal of directors; and

-	Amendment to the our certificate of incorporation or bylaws;

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.  Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms.  If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability execute on our divisions business plans. If we raise additional capital through the issuance of debt, this will result in increased interest expense.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock.  If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants).  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Any future sales of this stock may adversely affect the market price of the Common Stock. Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

We may, in the future, issue additional common stock, which would reduce then-existing investors’ percentage of ownership and may dilute our share value.

Our certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock. Accordingly, the board of directors will be empowered, without further stockholder approval, to issue additional shares of capital stock up to the authorized amount, which would dilute the current and future shareholders.

The market price of our Common Stock may fluctuate significantly which could cause a decline in value of your shares.

The market price of our Common Stock may fluctuate significantly in response to factors, some of which are beyond our control.  The market price of our common stock could be subject to significant fluctuations and the market price could be subject to any of the following factors:
  our failure to achieve and maintain profitability;
  changes in earnings estimates and recommendations by financial analysts;
  actual or anticipated variations in our quarterly and annual results of operations;
  changes in market valuations of similar companies;
  announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
  loss of significant clients or customers;
  loss of significant strategic relationships; and
  general market, political and economic conditions.
Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Common Stock, which could cause a decline in the value of our shares.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Nevada law.  Under Nevada law (Section 78.7502 of the Nevada Revised Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

We will need additional capital of approximately $1,600,000, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

The Company needs an aggregate of $1,600,000 to fully implement its business plan and cover on-going expenses.   The Company needs to raise at least $1,650,000 within the next 12 months to fully cover its on-going expenses and to acquire a stable of 15-18 thoroughbreds within the Company's desired timeframe.  The Company has entered into a term sheet for a $200,000 line of credit from SC Capital which will allow the Company to begin acquiring thoroughbreds once the Company finalized the terms of the line of credit.  However, the Company will need an additional $1,600,000 to acquire additional thoroughbreds for its claiming division and allowance/stakes divisions.

The Company expects the on-going cost of being a public company to be approximately between $30,000 and $40,000 for 2013 which includes approximately $24,000 in accounting fees and $6,000 in legal fees associated with being a public company.   We may have insufficient revenues to cover our operating costs or be able to obtain financing in the amounts needed or on terms acceptable to us, if at all, which will negatively affect our ability to complete development of our business, establish a marketing platform and revenue generating operations. Additionally, we will have legal and accounting costs associated with being a Securities and Exchange reporting company should one the 61 day after the filing of this Form 10. You should consider the risks that we will be unable to obtain adequate capital financing, which will delay our operations, lead to accumulated losses, and negatively affect our ability to complete development of our services and to generate revenues.

The Company will incur additional costs associated with being a public company which may result in our shareholders losing their entire investment.

The additional costs you will incur as a public company fees associated to filing the 10-Q, 10-K, 8-K and other documents required to be filed with the SEC.  The company expects these annual costs to be approximately $24,000 for the year.   There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay these additional costs.

The Company’s sole officer and director can determine his salary without approval from shareholders which may result in our shareholders losing their entire investment.

Since our sole officer and director may determine his salary without approval from shareholders there is a risk that there will insufficient funds available from the net income.  There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay any salary to our officer.

There can be no assurances that the value of the thoroughbreds which are acquired by the Company, will not decrease in the future which may have an adverse impact on our Company’s activities and financial position.

The business of training and racing thoroughbreds is a high-risk venture. There is no assurance that any thoroughbred acquired by the Company will possess qualities of a championship character. While a thoroughbred may have an excellent bloodline, there is no assurance that the racing performance of the thoroughbred will conform to the bloodline. Moreover, thoroughbreds are subject to injury and disease which can result in forced retirement from racing, or at the extreme, natural death or euthanasia of the animal. There can be no assurances that the value of the thoroughbreds which may be acquired and owned by the Company, will not decrease in the future or that the Company will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the thoroughbreds which the Company may acquire.

The valuation of thoroughbreds is a highly speculative matter.  If the valuation of the Company's thoroughbreds decrease the Company will still be responsible for the expenses of maintaining, training and racing the thoroughbreds even at lesser quality races which could negatively impact the revenues from the thoroughbreds.

The valuation of thoroughbreds is a highly speculative matter and prices have fluctuated widely in recent years. The success of the Company is dependent upon the present and future values of thoroughbreds generally, and of the Company's thoroughbreds in particular, as well as the racing success of the Company's thoroughbreds. Although the future value of thoroughbreds generally cannot be predicted, it will be affected by the state of the economy, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the thoroughbred industry. The expense of maintaining, boarding, training and racing thoroughbreds can be expected to increase during the term of the Company, regardless of what happens to the future market price of thoroughbreds or the performance of the Company thoroughbreds.

If the Company thoroughbreds are unsuccessful in racing or injured, their value will be adversely affected.  Which may have a negative impact of the Company's valuation and its revenue.

Thoroughbred racing is extremely speculative and expensive. In the event that the Company thoroughbreds were to be transported to various tracks and training centers throughout the United States, and thus exposed too many other horses in training, the risk of injury or death increases significantly. The Company's thoroughbreds must earn enough through racing to cover expenses of boarding and training. If the Company Thoroughbreds are unsuccessful in racing, their value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in thoroughbred racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the Company Thoroughbreds will be of such quality that they may compete in any races which offer purses of a size sufficient to cover the Company's expenses.

Thoroughbred racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the company's business.

The racing future of and/or market for the Company's thoroughbreds depends upon continuing governmental acceptance of thoroughbred racing as a form of legalized gambling. However, at any time, thoroughbred racing could be subjected to restrictive regulation or banned entirely. The value of the Company's thoroughbreds would be substantially diminished by any such regulation or ban. Thoroughbred racing is regulated in various states and foreign countries by racing regulatory bodies with which the owners of thoroughbred racehorses must be licensed.

State racing laws and regulations may limit our ability to race our horses in certain states.

We are subject to considerable federal, state and local government regulation relating to the ownership of racehorses and other related matters. Many of these regulations are subject to differing interpretations that may, in certain cases; result in unintended consequences that could materially and adversely impact the effective operation of our business. We will be required to obtain licenses in certain states in order to race our horses in such states. We may not be able to obtain necessary licenses or other approvals on a cost effective and timely basis in order to operate our business.

Furthermore, we will depend on continued state approval of legalized thoroughbred horseracing in states where we race our horses. The failure to attain, loss of or material change in our licenses, registrations, permits or approvals may materially limit the number of races we enter, and could have a material and adverse impact on our business, financial condition and results of operations.

Racing laws and regulations in some of the states in which we intend to race our horses limit your ability to acquire and retain our common stock without being licensed as a thoroughbred owner and a violation of those laws and regulations could prevent our horses from racing in those states.

Existing regulations governing thoroughbred racing in various states may limit the ability of individuals and entities to acquire and retain our common stock. Such provisions are designed to regulate ownership and control of corporations engaged in thoroughbred racing. Such statutes provide that ownership of a substantial portion of common stock, generally greater than 3%, 5% or 10% of the outstanding equity in a corporation, must be approved by the racing commission in those jurisdictions.

In California, the owner of record for the Company’s horses will be a wholly owned-subsidiary.   This subsidiary will own and manage all the company’s horses to be raced in California.  As such, the only equity shareholder will be the registrant.  Thereby, the company will not need to disclose to the name of each individual shareholder.  However, if these rules shall change then the Company may need to disclose the individual shareholders names or be required to cease operations in California.  The Company is looking at the ownership rules in other states to determine which states the company would seek to expand.

These regulations may impact our ability to expand and/or race horses in these states which may have a material adverse effect on our financial position.

The Company currently does not and does not intend to purchase insurance on its thoroughbred which could require Company resources to be spent to cover any loses from the death or injury of a thoroughbred.

Mortality insurance insures against the death of a horse during the Company's ownership. Surgical insurance covers possible risks of injury during racing or training. Without insurance the Company is responsible for the cost of injury or in the event of death will lose its investment in the thoroughbred.  The payment of such liabilities may have a material adverse effect on our financial position.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for the Company to race at and then negativity impact its operations.

The Company may not be able to accurately access the value of thoroughbreds it wants to acquire which may result in the Company overpaying for the thoroughbred or prevent the Company from acquiring a thoroughbred which may negatively result our operations.

Prior to the company putting a claim in for a particular horse, the Company is unable to perform any veterinary tests and therefore must solely rely on the thoroughbred’s past performances, workouts and a visual inspection while the thoroughbred walks from the barn to the track prior to the race.  As such  we may not be able to accurately access with any certainty the value of or the future performance of any horse that we are interested in claiming.  As a result, the Company may overpay for a thoroughbred it purchases or not obtain the value of the thoroughbred that the company expected when acquiring the thoroughbred.  These may negativity impact the company’s operations.

If the Company acquires a thoroughbred for its allowance/stakes division through an auction, then the Company is able to have a vet check the thoroughbred and perform significant visual inspections of the thoroughbred as well.  However, the thoroughbred would have not competed in a race and as such the Company could not rely on the thoroughbred’s past performance but rely solely on the confirmation (how the thoroughbred looks), the results of the vet tests and the sire and dam of the thoroughbred.  As such  we may not be able to accurately access with any certainty the value of or the future performance of any horse that we are interested in acquiring.  As a result, the Company may overpay for a thoroughbred it purchases or not obtain the value of the thoroughbred that the company expected when acquiring the thoroughbred.  These may negativity impact the company’s operations.

The procedure for a claiming race is as follows:  the trainer puts a claim in for the horse prior to the race.  Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race.   Whereas at an auction, the Company will bid to acquire a thoroughbred and the person who has the highest bid wins the thoroughbred. Claiming races are the lowest level of races and as a result offer the lowest average purse sizes.

There are potential conflicts of interests between the company and its officer and which may have a material and adverse impact on our business, financial condition and results of operations.

Our sole officer and director, is also the controlling shareholder and works approximately 30 hours per week for the Company, is engaged in the business of owning, racing, and investing in thoroughbred ventures which may give rise to conflicts of interest.  Mr. Wade may enjoy an informational advantage over the Company and his fiduciary duties to the company could potentially conflict with his desire to purchase thoroughbreds for his personal use.  The company has not yet adopted written procedures for resolving potential conflicts and once the company does these procedures once adopted may not be effective because we only have one director and officer. These conflicts of interest may have a material and adverse impact on our business, financial condition and results of operations.

Industry practices and structures have developed which may have not been attributable solely to profit-maximizing economic decision-making which may have an adverse impact on our Company’s activities business.

Because thoroughbred racing is a sport as well as a business, industry practices and structures have developed which may have not been attributable solely to profit-maximizing economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 1 officer and director.  The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because:
  There is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the company.
  The staffing of accounting department is weak due to the lack of qualifications and training, and the lack of formal review process.
  The control environment of the Company is weak due to the lack of an effective risk assessment process, the lack of internal audit function and insufficient documentation and communication of the accounting policies.
  Failure in the operating effectiveness over controls related to recording revenue.
We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. Refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies for further discussion of this exemption.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Summary

We believe it is important to communicate our expectations to investors.  There may be events in the future, however, that we are unable to predict accurately or over which we have no control.  The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provides all known material risks, uncertainties and events that may cause our actual  results to differ materially from the expectations we describe in our forward looking statements.  The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Dividend Policy

The Company has not paid dividends on its Common Stock in the past.   The Company has decided to distribute at least 20% of its net purse winnings that the Company’s thoroughbreds generate.  However, our ability to pay dividends is subject to limitations imposed by Nevada law. Pursuant to Nevada Revised Statute 78.288, dividends may be paid to the extent that a corporation’s assets exceed it liabilities and it is able to pay its debts as they become due in the usual course of business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as  may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

MATERIAL CHANGES

As of the date of this prospectus, there have been no material changes in our affairs since August 31, 2013, which have not been described in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

The proceeds from the sale of shares of our common stock made pursuant to this prospectus are solely for the accounts of the selling stockholders. We will not receive any of the proceeds from any sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to shares of our common stock that the selling stockholders may offer for resale from time to time. The table below sets forth information with respect to the beneficial ownership of our common stock by each selling stockholder immediately prior to and after this offering assuming the sale of all of the shares offered hereby. The number of shares in the column “Number of Shares Owned” represents the total number of shares that a selling stockholder currently owns or has the right to acquire. The number of shares in the columns “Number of Shares to be Offered” represents all of the shares that a selling stockholder may offer under this prospectus.

The table and footnotes assume the sale of all of the shares offered hereby. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We also do not know how long the selling stockholders will hold the shares before selling them.

All information with respect to beneficial ownership has been furnished by the selling stockholders. Information concerning the selling stockholders may change from time to time, and changed information will be presented in a supplement to this prospectus if and when necessary and required. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

	Shares Beneficially Owned prior to this Offering(1)		Number of Shares	Shares Beneficially Owned prior to this Offering(1)
Name	Number	Percent	Being Offered	Number	Percent
Joseph Wade (1)	35,039,700	77.7%	1,000,000	34,039,700	75.5%
Anastasiya Shishova (2)	2,000,000	4.4%	1,000,000	1,000,000	2.22%
Dan Blacker(3)	750,000	1.7%	750,000	0	*
Lori Livacich(4)	2,000,000	4.4%	1,000,000	1,000,000	2.22%
Matt Billington(5)	4,000,000	8.9%	1,000,000	3,000000	6.66%
Valerie Baugher(6)	2,000,000	4.4%	2,000,000	0	*

(1)
Joseph Wade is our CEO and received 1,000,000 shares under the Company’s S-8.  Pursuant to Rule 144(e) and Form S-8, Mr. Wade is limited to sale 1% of the current outstanding during any three month period (or 450,793 shares during any 3 month period)

(2)
Anastasiya Shishova is our Director of Marketing and is the girlfriend of our CEO and received 500,000 shares under the Company’s S-8 and the Company reserved an additional 500,000 that may be issued at the discretion of the Company for compensation of services rendered.

(3)	Dan Blacker is our trainer and the Company reserved 750,000 shares that may be issued at the discretion of the Company for compensation of services rendered.
(4)
Lori Livacich is 3rd party consultant and is the mother of our CEO and received 500,000 shares under the Company’s S-8 and the Company reserved an additional 500,000 that may be issued at the discretion of the Company for compensation of services rendered.

(5)	Matt Billington is our Director of Communication and received 1,000,000 shares under the Company’s S-8.
(6)
Ms. Baugher is a 3rd party consultant who is not affiliated with Company who the Company may issue 2,000,000 shares of its Class A Common Stock to as compensation to perform thoroughbred research from the Company’s S-8.

* refers to less than 1%

PLAN OF DISTRIBUTION

Timing of Sales

Under our 2013 Stock Incentive Plan, we are authorized to issue up to 25,000,000 shares of our common stock.

Subject to the foregoing, the Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price; or
3.	such other price as the Selling Stockholders determine from time to time.

Manner of Sale

The Common Stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
3.	ordinary brokerage transactions in which the broker solicits purchasers;
4.	through options, swaps or derivatives;
5.	in transactions to cover short sales;
6.	privately negotiated transactions; or
7.	in a combination of any of the above methods.

The Selling Stockholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any Common Stock covered by this prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the Common Stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our Common Stock;
2.	may not cover short sales by purchasing shares while the distribution is taking place; and
3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to include, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

EXPERTS

Our financial statements as of and for the years ended August 31, 2013, included in this prospectus, have been audited by Malone Bailey, LLP, our independent registered public accountants, as stated in their reports appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Selling Stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

1.	The Company’s latest Form 10 filed on November 4, 2013that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;
2.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the prospectus referred to in (1) above;
3.
The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 10/A dated November 4, 2013, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

Embarr Downs, Inc.

7,750,000 SHARES OF COMMON STOCK

PROSPECTUS

December 24, 2013

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Company’s latest Form 10 filed on November 4, 2013that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

2.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the prospectus referred to in (1) above;

3.
The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 10/A dated November 4, 2013, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the Commission is 000-55044.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company’s Bylaws requires indemnification to the full extent permitted under Nevada law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Nevada law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving as a director or officer of the Company or that, being or having been a director or officer of the Company, such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

The Bylaws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

The limitation of liability and indemnification provisions that are included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements that the Registrant has entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the Registrant’s directors, officers, employees or other agents or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

The foregoing summaries are necessarily subject to the complete text of the statute, the Company’s Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Embarr Downs, Inc. 2013 Equity Incentive Plan
4.2	Form of Common Stock Certificate
23.1	Consent of Independent Registered Public Accounting Firm

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on this 24th day of December, 2013.

EMBARR DOWNS, INC.

By:	/s/ Joseph Wade
Name:	Joseph Wade
Title:	Chief Executive Officer (Principal Executive and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Embarr Downs, Inc. 2013 Equity Incentive Plan (previously filed as Exhibit 4.1 to Company registration statement on Form S-8 (333-192470)
4.2	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to Company registration statement on Form S-8 (333-192470)
23.1	Consent of Independent Registered Public Accounting Firm (previously filed as Exhibit 4.1 to Company registration statement on Form S-8 (333-192470)